Exhibit 99.1

NEWS RELEASE                                         Date:  February 25, 2005
                                                     Time:  1:00PM EST



         GiveMePower Corporation Announces Changes to Board of Directors


CALGARY, Alberta - February 25, 2005. GiveMePower Corporation (OTCBB:GMPW), a provider of next-generation computer-aided design (CAD) and graphics development software for Windows(R) mobile, wireless and desktop computing, announced changes to its Board of Directors.

GiveMePower has appointed Doug Reid, former NovAtel Inc. CEO (NASDAQ: NGPS) and Leica Geosystems Vice President (SWX: LGSN) to the Company's Board of Directors.

A highly accomplished executive with a distinguished record of leading global technology companies, Reid brings over 25 years of public and private-company management, business development and strategic marketing experience to his role on the Board of Directors. During his tenure at NovAtel, a Nasdaq-listed wireless location and navigation technology company, Reid successfully completed the company's initial public offering, resulting in improved working capital and enhanced shareholder value, in addition to guiding the overall technology development, sales strategy and growth for the organization.

Currently the Executive Vice President and General Manager at Richer Systems Group, the leading North American vendor and developer of ERP and asset management & maintenance software solutions to the fleet management industry, Reid also served as Vice President of Strategic Marketing for Leica Geosystems, driving strategic growth for the world's leading supplier of comprehensive products and solutions for the capture, modeling and visualization of spatial data.

Bill Walton, president and CEO of GiveMePower, stated, "We are very pleased to add Doug to our board. As we bring our products to market, our Company and shareholders will benefit from directors who not only have developed products, but have also proven experience driving sales and managing growth. Doug was previously on our advisory council and brought considerable value to the management team. We are excited about elevating his involvement with the Company."

Reid replaces Tim Nye, who has announced his resignation from the board to devote his full energy to his company, Geosign Corporation. "We wish Tim continued great success and appreciate his offer to stay on as an advisor to the Company," said Walton.

Finally, the Company announced that Wilfried Grabert has stepped down from his director position to pursue other interests.

"Wilfried has been instrumental in many ways to the development of our revolutionary products. While he no longer serves on our board, he remains tremendously aligned and supportive of GiveMePower as one of our largest single shareholders. I look forward to him continuing to provide technology expertise and business acumen to the Company."

About GiveMePower Corporation

GiveMePower develops, markets, and supports high-performance mobile, wireless and desktop CAD/graphics software for end-users and OEM business partners involved in design, construction, engineering, manufacturing, mapping and related industries. A Microsoft Mobile Solutions and Windows(R) Embedded Partner, an Intel(R) PCA Developer Network member and an IBM Business Partner, GiveMePower is the first company to offer full-featured 2 and 3-dimensional, AutoCAD(R)-compatible design and digital blueprint processing for desktop and laptop PCs, as well as the latest mobile and wireless Windows CE(R), Windows CE. NET(R) and Windows Mobile(TM) equipped Pocket PCs, Pocket PC cell phones, Tablet PC's, Handheld PC's and industry-specific devices. For more information, call 1-888-97-POWER (toll free US/Canada) or visit www.givemepower.com.

All  trademarks   property  of  their  respective   owners.   Copyright  (C)2005
GiveMePower Corporation. All rights reserved.

Company Contact:
Sapphire Lucas
GiveMePower Corporation
Toll Free: 888-97-POWER
Tel: 403-287-6001
Email: info@givemepower.com

Investor Relations Contacts:
Erik Lux / Adam Holdsworth / John Nesbett
Media Contact:
Stephanie Schroeder / Mike Graff
The Investor Relations Group
Tel: (212) 825-3210
ir@givemepower.com

Forward Looking Statements: With the exception of historical information, the matters discussed in this press release are "forward looking" statements that involve a number of risks and uncertainties. The actual future results of the Company could differ from those statements. Factors that could cause or contribute to such differences include, but are not limited to, the continued demand for the Company's products and services, worldwide economic conditions, changes in governmental regulations and policies, the emergence of competitive products and services, unforeseen technical issues and those risk factors contained in the Company's filings with the SEC.

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